UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 20, 2014

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REALPAGE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Treasurer

On March 20, 2014, Timothy J. Barker notified RealPage, Inc. (the “Company”) of his decision to resign as the Company’s Chief Financial Officer and Treasurer effective May 15, 2014. Mr. Barker will work full time through May 15th, 2014 and has informed the Company that he will transition his role.

Appointment of New Chief Financial Officer and Treasurer

On March 24, 2014, Mr. W. Bryan Hill was named Chief Financial Officer and Treasurer effective May 15, 2014. Mr. Hill has served as Senior Vice President Finance at the Company since April 2007 with responsibilities including investor relations, credit facility management, financial planning and analysis, internal reporting, merger and acquisition support, product pricing control and billing. Mr. Hill previously served as Senior Vice President and Chief Accounting Officer of formerly publicly traded Dyncorp International, Inc. (acquired by Cerberus Capital Management in 2010), a provider of outsourced services to civilian and military government agencies from August 2005 to April 2007. From April 2000 to August 2005, Mr. Hill held the position of Vice President and Chief Accounting Officer and various other financial management positions at SourceHov LLC, a document and information outsourcing solution provider. Mr. Hill received his B.B.A. from Texas Christian University and has been a Certified Public Accountant in the State of Texas since 1996.

In connection with the appointment of Mr. Hill as Chief Financial Officer and Treasurer, the Company entered into an employment agreement with Mr. Hill (the “Employment Agreement”) effective May 15, 2014. Pursuant to the terms of the Employment Agreement, Mr. Hill is entitled to receive an annual base salary of $340,000 and is eligible for an annual target bonus of 50% and subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Hill will be granted an option to purchase 15,000 shares of Company common stock and 7,500 shares of RealPage restricted stock. These awards will provide, and all prior equity grants shall be amended to provide, for an acceleration of vesting upon a change in control, death or disability. In addition to the foregoing vesting, the stock option award and restricted stock award granted to Mr. Hill will vest in connection with a business combination transaction.  The stock option award and restricted stock award are governed by our 2010 Equity Incentive Plan and the forms of award agreements approved for use thereunder previously filed with the Securities and Exchange Commission, copies of which were previously filed with the Commission.

The summary of this Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Hill has also entered into a standard indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-166397) on April 29, 2010.

There are no family relationships between Mr. Hill and any executive officers, directors, or other employees of the Company. Mr. Hill has no material interests in any transactions or proposed transactions with the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 24, 2014, by and between RealPage, Inc. and W. Bryan Hill.

99.1	RealPage, Inc. press release dated March 24, 2014.

The information furnished in this Current Report under Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer and President

Date: March 24, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated March 24, 2014, by and between RealPage, Inc. and W. Bryan Hill.

99.1	RealPage, Inc. press release dated March 24, 2014.